SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549




                             FORM 8-K


                          CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 22, 1995


                           PSICOR, INC.
      (Exact name of registrant as specified in its charter)




       Pennsylvania                015340            25-1228645
(State or other jurisdiction  (Commission File     (IRS Employer
   of incorporation or            Number)       Identification No.)
      organization)




          16818 Via Del Campo Court, San Diego, CA  92127
             (Address of principal executive offices)



Registrant's telephone number, including area code:  (619) 485-5599




                                N/A
   (Former Name or Former Address, if Changed Since Last Report)



Item 1.  CHANGES IN CONTROL OF REGISTRANT

     On November 22, 1995, the Registrant entered into an Agreement and
Plan of Merger (the "Merger Agreement') with Baxter Healthcare Corporation ("Parent") and its wholly owned subsidiary, Baxter CVG Services II, Inc. ("Purchaser"), which provides for the merger (the "Merger") of the Purchaser with and into the Registrant and the conversion of all of the outstanding shares of common stock of the Registrant, no par value (the "Shares"), into the right to receive cash in the amount of $17.50 per Share. The Merger Agreement also provides for the Purchaser to commence a tender offer (the "Offer") for any and all Shares at a price of $17.50 per Share, net to the seller in cash. The Offer was commenced on November 29, 1995, and is scheduled to expire at midnight, New York City time, on January 3, 1996 (the "Expiration Date"), unless extended by the Purchaser. The Offer is subject to the satisfaction or waiver of the condition that there will be validly tendered prior to the Expiration Date and not withdrawn a number of Shares which, together with the Shares owned by the Purchaser or Parent, represents at least 80% of the Shares outstanding on a fully diluted basis, and to certain other conditions. Purchaser and Parent have indicated that (i) the total amount of funds required by them to consummate the Offer and the Merger and to pay related fees and expenses is estimated to be approximately $84 million; (ii) Purchaser will obtain all of such funds from Parent or its affiliates, including without limitation Baxter International Inc. ("International"); and (iii) International will cause the funds required for the foregoing transactions to be made available, and Parent will provide such funds for the foregoing transactions from its working capital.

     The Merger Agreement provides that promptly upon the later of (i) the purchase of and payment for any Shares (including without limitation all Shares subject to the Tender and Option Agreement, as defined below) by Purchaser or any other subsidiary of Parent pursuant to the Offer or the Tender and Option Agreement and (ii) the expiration or waiver of the Registrant's right to terminate the Merger Agreement in the event that the Registrant accepts an Acceptable Offer (as defined in the Merger Agreement) prior to the later of (x) the purchase of Shares pursuant to the Offer or Tender and Option Agreement or (y) January 3, 1996, Parent will be entitled to designate such number of directors, rounded up to the next whole number, on the Registrant's board of directors (the "Board") as is equal to the product of the total number of directors then serving on the Board (which, immediately prior to such calculation, may not consist of more than four directors) multiplied by the ratio of the aggregate number of Shares beneficially owned by Parent, Purchaser and any of their affiliates to the total number of Shares then outstanding. The Registrant must, upon request of Purchaser, take all action necessary to cause Parent's designees to be elected or appointed to the Board, including without limitation increasing the size of the Board or, at the Registrant's election, securing the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected or appointed to the Board, and must cause Parent's designees to be so elected or appointed. At such time, the Registrant will also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Board of (i) each committee of the Board, (ii) each board of directors (or similar body) of each subsidiary of the Registrant and (iii) each committee (or similar body) of each such board. In addition, Parent and Purchaser have agreed that, until the Effective Time (as defined in the Merger Agreement), neither they nor their affiliates will take any action as directors or shareholders of the Registrant to cause the removal of Laverne W. Rees and Whitney A. McFarlin, independent directors of the Registrant. The foregoing summary of certain provisions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2.1 to this Current Report.

     Concurrently with the execution of the Merger Agreement, Mr. Michael
W. Dunaway, Chairman, Chief Executive Officer and President of the Registrant, Mrs. Trudy V. Dunaway, the wife of Mr. Dunaway and a Director, Vice President, Secretary and Assistant Treasurer of the Registrant, and The Dunaway Family Trust, of which Mr. and Mrs. Dunaway are co-settlors and co-trustees (the "Trust" and, together with Mr. and Mrs. Dunaway, the "Selling Shareholders") each, individually and as trustee of the Trust, entered into a Tender and Option Agreement, dated as of November 22, 1995, with Parent and Purchaser (the "Tender and Option Agreement"). The Selling Shareholders collectively own 1,931,426 Shares which are currently subject to the Tender and Option Agreement, approximately 38% of the outstanding Shares calculated on a fully diluted basis or approximately 44% of the outstanding Shares. Pursuant to the Tender and Option Agreement, the Selling Shareholders have agreed, among other things (i) to grant Parent and Purchaser an irrevocable option to buy all such Shares owned of record or beneficially by them from and after the date of the Tender and Option Agreement at $17.50 per Share (the "Option"), and (ii) to validly tender and, in the event such Option is not theretofore exercised, sell all such Shares which are owned of record or beneficially by them prior to the Expiration Date and are subject to the Tender and Option Agreement in the Offer and vote such Shares in favor of the Merger, in each case upon the terms and subject to the conditions set forth in the Tender and Option Agreement. Pursuant to the Tender and Option Agreement, Parent and Purchaser have the option to acquire from the Selling Shareholders at $17.50 per Share all but not part of their Shares on or after January 3, 1996 until the earlier of (i) the termination of the Merger Agreement by mutual consent of the parties, or by the Registrant if prior to the purchase of Shares pursuant to the Offer or the Tender and Option Agreement Parent or Purchaser materially breaches any of its representations, warranties or covenants in the Merger Agreement or (ii) May 21, 1996. The obligation of the Selling Shareholders to sell their Shares pursuant to such option is subject to certain conditions specified in the Tender and Option Agreement, including without limitation the conditions that (i) Shares shall have been accepted for payment pursuant to the Offer or the Offer shall have otherwise expired or been terminated in accordance with its terms and (ii) neither Parent nor Purchaser shall have the right to terminate the Merger Agreement, in certain circumstances, if the Offer shall have been terminated or expired prior to any purchase of Shares thereunder. The foregoing summary of certain provisions of the Tender and Option Agreement is qualified in its entirety by reference to the full text of the Tender and Option Agreement which is filed as Exhibit 2.2 to this Current Report.

Item 5.  OTHER EVENTS

     Since June 30, 1995, the Board has approved separate amendments to the Registrant's Bylaws to (i) amend Section 3.01 thereof to remove obsolete language and reflect statutory amendments to the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL") and (ii) amend Section 2.05(c) thereof to expand the exceptions to the interested shareholder provision to include the approval of a plan of merger when one corporation to a merger owns 80% or more of the outstanding shares of the other constituent corporation.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial Statements of Businesses Acquired.  NONE.

     (b)   Pro Forma Financial Information.  NOT APPLICABLE.

     (c)   Exhibits:

     Ex. No.    Description

      2.1 Agreement and Plan of Merger, dated as of November 22, 1995, by and among Registrant, Baxter Healthcare Corporation and Baxter CVG Services II, Inc. (previously filed as Exhibit 1 to the Registrant's Schedule 14D-9 filed with the Commission on November 29, 1995 and incorporated herein by reference).

      2.2 Tender and Option Agreement, dated as of November 22, 1995, by and among Michael W. Dunaway, Trudy V. Dunaway, The Dunaway Family Trust, Baxter Healthcare Corporation and Baxter CVG Services II, Inc. (previously filed as
                Exhibit 2.5 to the Registrant's Schedule 14D-9 filed with the Commission on November 29, 1995 and incorporated herein by reference).

      3.2 Bylaws, as amended through November 21, 1995 (filed herewith)




                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           PSICOR, INC.

Dated:  December 6, 1995

                                         /s/ Michael W. Dunaway
                                         -------------------------
                                         Michael W. Dunaway
                                         Chairman & CEO


                           EXHIBIT INDEX


Ex. No.    Description

2.1 Agreement and Plan of Merger, dated as of November 22, 1995, by and among Registrant,
           Baxter Healthcare Corporation and Baxter CVG
           Services II, Inc. (previously filed as Exhibit
           1 to the Registrant's Schedule 14D-9 filed with the Commission on November 29, 1995 and incorporated herein by reference).

2.2 Tender and Option Agreement, dated as of November 22, 1995, by and among Michael W. Dunaway, Trudy
           V. Dunaway, The Dunaway Family Trust, Baxter
           Healthcare Corporation and Baxter CVG Services II, Inc. (previously filed as Exhibit 2.5 to the Registrant's Schedule 14D-9 filed with the Commission on November 29, 1995 and incorporated herein by reference).

3.2        Bylaws, as amended through November 21, 1995
           (filed herewith)